EXHIBIT NO. 99.9(d)



                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS Series Trust X (the "Trust"), of my opinion dated November 25, 1998, appearing in Post-Effective Amendment No. 24 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on November 25, 1998.

                                        JAMES R. BORDEWICK, JR.
                                        -----------------------
                                        James R. Bordewick, Jr.
                                        Assistant Secretary and Assistant Clerk

Boston, Massachusetts
July 10, 2000